2.      OPERATION OF VEHICLES:

        A. The Vehicles will be used and operated by Customer only in the normal and ordinary course of Customer's business, not in violation of any laws or regulations, and Customer will indemnify and hold Ryder harmless from any claim or loss or damage arising out of such violation.

        B. Except as otherwise agreed to by Customer and Ryder, each Vehicle will be promptly returned by Customer to Ryder's facility specified on Schedule A or to the Ryder location servicing a re-domiciled Vehicle at the end of its lease term unless Customer purchases the Vehicle as provided for hereafter.

3.      MAINTENANCE AND REPAIRS TO VEHICLES:

        A. Ryder agrees to provide at its sole cost and expense: (1) Lubricants, tires, tubes and all other operating supplies necessary for the Vehicles; (2) Maintenance and repairs including all labor and parts required to keep the Vehicles in good operating condition; (3) Exterior washing, as specified on the appropriate Schedule A, and (4) Road service for mechanical or tire failure, and road service towing, except for any expenses of towing any mired Vehicle when not in Ryder's possession or on Ryder's premises.

        B. Customer agrees that only Ryder or parties authorized by Ryder will make any repairs or adjustment to Vehicles. When repairs are necessary, Customer will promptly notify Ryder. Ryder will not be responsible for the cost of repairs or services not authorized by Ryder. Customer must submit acceptable vouchers for such repairs or services. Emergency repairs costing less than $50.00 required while a Vehicle is enroute on dispatch can be authorized by Customer without prior Ryder approval.

        C. Customer agrees to return each Vehicle to Ryder for ordinary maintenance and service at the facility stated on Schedule A at such scheduled times as agreed to by the parties. Ryder agrees to notify Customer at the end of each week that certain Vehicle(s) will be due for service during the coming week by providing a listing of those Vehicle(s) and due date and time.

4.      FUEL:

        A.      When Ryder is designated on the Schedule A:

                1) Ryder will provide fuel for Vehicles from its own or other designated facilities. The charge for fuel will vary over time and be billed to Customer in addition to all other charges on the Schedule A.

        Ryder Truck Rental, Inc.'s charge for fuel to ProSource Distribution Services is currently composed of (i) the charge for fuel from Ryder Truck Rental, Inc.'s distributor, Ryder Energy Distribution Corporation; (ii) all applicable taxes; and (iii) a pumping charge of [Confidential Treatment requested by ProSource, Inc.] per gallon.

ProSource Distribution Services acknowledges and agrees that future additions or deletions of specific components of the fuel charge, and increases or decreases of the amount of any given component of the fuel charge, may occur. Ryder shall endeavor to provide ProSource Distribution Services with reasonable notice prior to implementation of any additions or deletions of specific components of the fuel charge, or increases or decreases of the amount of any given component of the fuel charge, provided that the implementation of such additions or deletions, or increases or decreases, are within Ryder Truck Rental, Inc.'s exclusive control.

        If Ryder changes its standard Truck Lease & Service Agreement to a pumping charge of less than [Confidential Treatment requested by ProSource, Inc.] per gallon, Ryder will notify ProSource to discuss the change in position.

                2) If the Customer purchases fuel from sources other than Ryder's facilities or other Ryder designated facilities, Customer will be responsible for the charges for all such fuel.

                3) Ryder will, where permitted by law, and where requested by Customer, apply for fuel tax permits, prepare and file fuel tax returns, and pay the taxes imposed upon the purchase and consumption of fuel by Customer provided: (a) Customer provides Ryder weekly with all documentation necessary to prepare the fuel tax returns and will reimburse Ryder for all charges incurred or credits disallowed as a result of untimely or improper furnishing of such documents, and (b) Customer will reimburse Ryder all such fuel taxes paid on Customer's behalf in excess of those which would have been payable had the fuel consumed been purchased in the state of consumption.

                4) Ryder will compute and advise Customer quarterly of fuel tax credits and debits and notify Customer of opportunities to reduce tax liabilities.

5.      LICENSES:

        A. Ryder agrees to pay for the state motor vehicle license for the licensed weight shown on Schedule A, personal property taxes and Vehicle inspection fees for each Vehicle in the state of domicile, and Federal Heavy Vehicle Use Tax, all at the rates and method of assessment in effect on the date of execution of each Schedule A. Customer will be responsible for any increases or changes in assessment of these items thereafter. Ryder will compute and pay all third structure taxes, billing lessee for actual taxes paid.

        B. Where not prohibited by law, Ryder will apply for vehicle licenses and pro-rate or state reciprocity plates at Customer's request and cost, which services are involved in the lease rate.

        The cost to be paid by Customer for licenses will be the actual cost paid to governmental authorities by Ryder.

        C. Customer agrees to pay for any special license cost or pay any taxes resulting from the operation and use of the Vehicles including mileage taxes, ton mileage taxes, highway or bridge tolls. Ryder shall have the right to settle any claim or lien involving any Vehicle as a result of Customer's failure to pay any such taxes. Notwithstanding the foregoing, Ryder agrees to contact Customer in writing prior to payment, giving Customer the opportunity to contest any such claim or lien, provided however, Customer will reimburse Ryder for any cost, damages, or expenses resulting from Customer's actions, but only after resolution of the dispute.

6.  SUBSTITUTION:

        Unless specifically excluded on a Schedule A, Ryder agrees to furnish a substitute vehicle, due to a Vehicle's temporary mechanical or electronic inoperable condition, [Confidential Treatment requested by ProSource, Inc.] for any Vehicle listed on such Schedule A from Ryder's rental fleet or from another source if there is not an available Vehicle in its rental fleet, other than those excepted below, the substitute to be as nearly as practicable the same size and type as the Vehicle. The substitute will be furnished to Customer where the Vehicle was disabled and will be returned by Customer to the Ryder facility that provided it. Ryder will not furnish a substitute for any Vehicle that is out of service for any ordinary maintenance and service time, so long as the ordinary maintenance and service time does not exceed the time reasonably allocated by Ryder and agreed to by Customer, or is out of service for repair of any form of physical damage resulting from causes including fire, collision, upset, loss, theft or from Customer's violation of any provisions of this Agreement, or is out of service for repair or maintenance of special equipment for which Ryder is not responsible; provided, however, that in the event the Vehicle is out of service due to physical damage, fire collision, upset, loss or theft which occurs while the Vehicle is in Ryder's sole care, custody and control on and/or off Ryder's premises, Ryder shall furnish a substitute for that Vehicle as long as it is out of service for that cause. Ryder further agrees that, in cases where a Ryder substitute is not available, Ryder will find and rent a substitute vehicle. [Confidential Treatment requested by ProSource, Inc.] A substitute vehicle, while in Customer's service, will be subject to all the terms and conditions of this Agreement. While a Vehicle is out of service because of damage resulting from any form of physical damage, Ryder will rent Customer a replacement vehicle, if available, at a rate not higher than the charge for the inoperable Vehicle. With respect to the inoperable Vehicle, if Ryder cannot complete repairs to said Vehicle within 30 days, from written receipt of authorization to repair, Customer will only be responsible for fixed charges incurred by Ryder, including but not limited to depreciation, interest and legalization costs to said Vehicle until such Vehicle is returned to service. Irrespective of whether or not Customer rents a vehicle from Ryder while a Vehicle is out of service for repair of physical damage, the charges applicable to it will not abate.

7.  EXTRA VEHICLES:

        Ryder agrees to rent to Customer from Ryder's rental fleet when available and, upon Customer's request, vehicles to be used in addition to those Vehicles covered by this Truck Lease and Service Agreement. Such vehicles will be charged to Customer at the [Confidential Treatment requested by ProSource, Inc.] lease and mileage rate of [Confidential Treatment requested by ProSource, Inc.]. Customer and Ryder agree to set a table of rates on a calendar year basis, such rates to remain in effect for a period of 12 months, for each domicile location. Table of Rates will include a monthly, weekly and mileage rate. The daily rate will be equal to the weekly lease rate divided by five (5) days.

8.  DRIVERS:

        A. Customer agrees that each Vehicle will only be operated by a properly licensed driver, at least 21 years of age, who is the employee of or an independent contractor retained by Customer, and that Customer will not knowingly allow or abet the operation of the Vehicle by a driver in possession of or under the influence of alcohol or any drug which may impair the driver's ability. Customer agrees to reimburse Ryder in full for loss or damage to Vehicles, if Vehicles are operated by drivers under age 21 years of age. Upon receipt of a written complaint from Ryder specifying and reasonably substantiating any reckless, careless or abusive handling of a Vehicle or any other incompetence by or of any driver, and requesting the driver's removal as an operator of Vehicles, Customer will promptly investigate Ryder's request and may decide whether or not to remove the driver even though Ryder has requested a driver's removal. However, if Customer does not promptly remove the driver for any reason whatsoever, (1) Customer will, notwithstanding any other provisions of this Agreement reimburse Ryder in full for any loss and expense sustained by Ryder for damage to any Vehicle when being operated by such individual and Customer will indemnify and hold Ryder harmless from any claims or causes of action for death or injury to persons or loss or damage to property arising out of the use or operation of any Vehicle by such individual notwithstanding that Ryder may be designated on applicable Schedule A as responsible for furnishing and maintaining Liability Insurance provided, however, that Customer shall only release, indemnify and hold Ryder harmless to the extent that Ryder has no current knowledge of those material defects with the Vehicle operated by such driver which contribute to the accident in which such death, injury, loss or damage occur and has not negligently maintained such Vehicles; and (2) Ryder may, at its election and at any time thereafter upon thirty (30) days notice to Customer, (a) terminate any Liability Insurance coverage extended by Ryder, and (b) with respect to each Vehicle, increase the amount of Customer's physical damage responsibility to an amount equal to the agreed value calculated in accordance with Paragraph 12D as of the time of damage or loss.

        B. Ryder agrees to provide Customer assistance when requested in qualifying professional drivers, and developing and implementing a driver education and safety program, including assisting with Customer's quarterly safety meetings, providing accident investigation assistance and assist as required in providing professional driver instruction.

        C. Customer agrees that the Vehicles will not be operated in a reckless or abusive manner, or off an improved road, or on a flat tire, or improperly loaded, or loaded beyond the manufacturer's recommended maximum gross weight, or to transport any property or material deemed extra hazardous by reason of being poisonous, inflammable, explosive or fissionable.

Notwithstanding any other provision of this Agreement, and irrespective of which party is responsible for physical damage to Vehicles pursuant to Paragraph 11B, Customer agrees to reimburse in full for damage to any Vehicle or substitute vehicle, including expenses, resulting from a violation of this provision, except to the extent that such damages are the result of Ryder's negligence. Customer will be responsible for all expenses of towing any mired Vehicle when not in Ryder's possession or on Ryder's premises.

9.      CHARGES:

        A. [Confidential Treatment requested by ProSource, Inc.] Customer agrees to pay Ryder for all charges set forth on the applicable Schedule A(s) and all other charges which become payable under the terms of this Agreement, within [Confidential Treatment requested by ProSource, Inc.] days of receipt of Ryder's invoice. Unless Ryder is notified that any change is incorrect within 180 days of the date of any invoice, that invoice will be conclusively presumed to be correct. Customer reserves the right to short pay inaccurate invoices, provided, however, that Customer gives Ryder notice of the dispute to promptly negotiate disputed invoices or charges in good faith and be bound by the vehicle's manufacturer or other supplier of materials and services to whom disputes may be referred.

        B. Mileage will be determined by an electronic odometer reading or Customer's electronic recorder. If the odometer and recorder fail to function, Customer will promptly report it to Ryder. The mileage for the period in which the failure existed may then be determined at Ryder's option from (1) Customer's trip records or (2) average amount of fuel consumed, divided by miles per gallon for the previous thirty (30) day period.

        C. Customer will provide Ryder with reasonable financial information on a confidential basis, as requested by Ryder in order for Ryder to make an informed ongoing decision regarding Customer's creditworthiness.

10.     ADJUSTMENT:

        A. The charges set forth on the applicable Schedule A(s) attached to this Agreement are based on Ryder's current cost of labor, parts and supplies. These costs may fluctuate after the date of execution of this Agreement. Customer agrees that for each rise or fall of 1% in the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers 1982-1984 base period, published by U.S. Bureau of Labor Statistics, above or below the base index figure on Schedule A, charges for each Vehicle will be adjusted upward or downward as follows:

        [Confidential Treatment requested by ProSource, Inc.] of the Fixed Charge and Mileage Charge; provided, however, adjustments to the Fixed Charges and mileage charges due to fluctuations in the Revised Consumer Price Index shall be limited on a per vehicle basis to [Confidential Treatment requested by ProSource, Inc.] of the Fixed Charge and [Confidential Treatment requested by ProSource, Inc.] of the Mileage Charge annually.

        B. Adjustments [Confidential Treatment requested by ProSource, Inc.] will be based on the original charges stated in a Schedule A (and not on current charges in effect any given time) and will be effective with respect to the Vehicles on a Schedule A each January 1st, commencing on the first January 1st that is at least twelve months after the date of that Schedule A, based on the latest index published prior to such effective date. If the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers is discontinued, another mutually acceptable cost adjustment index will be chosen.

        C. Customer agrees to pay for (1) any sales, use, gross receipts of similar tax now or hereafter imposed upon the use of the Vehicle or on the rental or other charges accruing hereunder; (2) any increase in license or registration fees; Federal Heavy Vehicle Use Taxes, vehicle inspection fees, fuel tax permits and personal property taxes; and (3) any new or additional tax or governmental fees, other than those imposed on income, adopted after the date of the execution of the applicable Schedule A.

11.     INSURANCE:

        A.      Liability Insurance Responsibility

                1) A standard policy of automobile liability insurance (hereafter "Liability Insurance") with limits specified on each Schedule A will be furnished and maintained by the party designated on Schedule A at its cost, written by a company satisfactory to Ryder and Customer, covering the party designated on Schedule A as the insured, with the other party as the additional insured for ownership, maintenance, use and operation of the Vehicles and any substitute vehicles. Such policy will provide that the coverage is primary and not additional or excess coverage over insurance otherwise available to either party and that it cannot be cancelled or materially altered without thirty (30) days prior written notice to both parties. The party designated will furnish to the other, certificates to evidence compliance with this provision.

                2) Upon not less than thirty (30) days prior written notice to Customer, Ryder may terminate Liability Insurance coverage maintained by Ryder, and Customer will be obligated to procure and maintain Liability Insurance in the limits set forth on Schedule A as of the effective date of termination and the charges will be adjusted accordingly.

                3) If Customer is obligated to procure and maintain Liability Insurance and fails to do so, or fails to promptly furnish Ryder the required evidence of insurance, Customer agrees to indemnify and hold Ryder harmless up to the amount of the required insurance coverage from and against any claims or causes of action for death or injury to persons or loss or damage to property arising out of or caused by the ownership, maintenance, use or operation of the affected Vehicle(s) or substitute vehicle(s), and Ryder is authorized but not obligated to procure such Liability Insurance without prejudice to any other remedy Ryder may have, and Customer will pay Ryder, as additional rental, the amount of the premium paid by Ryder.

        If Ryder is obligated to procure and maintain Liability Insurance and fails to do so, or fails to promptly furnish Customer the required evidence of insurance, Ryder agrees to indemnify and hold Customer harmless up to the amount of the required insurance coverage from and against any claims or causes of action for death or injury to persons or loss or damage to property arising out of or caused by the ownership, maintenance, use or operation of the affected Vehicle(s) or substitute vehicle(s).

                4) Customer agrees to release, indemnify and hold Ryder harmless from and against any claims or causes of action for death or injury to persons or loss or damage to property in excess of the limits of Liability Insurance, whether provided by Ryder or Customer, arising out of or caused by the ownership, maintenance (except to the extent due to Ryder's negligence in failing to properly maintain any Vehicle or substitute vehicle), use or operation of any Vehicle or substitute vehicle, and any such claims or causes of action which Ryder may be required to pay as a result of any statutory requirements of insurance or as result of the insolvency of Customer's insurance company and for which Ryder would not otherwise, pursuant to the terms hereof, be required to pay.

        Ryder agrees to release, indemnify and hold Customer harmless from and against any claims or causes of action for death or injury to persons or loss or damage to property in excess of the limits of Liability Insurance, whether provided by Ryder or Customer, to the extent due to Ryder's negligence in failing to properly maintain any Vehicle or substitute vehicle.

                5) Ryder will, where required and not prohibited by law, at Customer's request, file evidence of automobile liability insurance required by federal or state governmental authorities when Ryder is designated as responsible for Liability Insurance.

                6) Customer further agrees to release, indemnify and hold Ryder harmless for death or injury to Customer, Customer's employees, drivers or agents, arising out of the ownership, maintenance (except to the extent due to Ryder's negligence in failing to properly maintain any Vehicle or substitute vehicle), use or operation of any Vehicle or substitute vehicle.

                        Ryder agrees to release, indemnify and hold Customer harmless for death or injury to Ryder, Ryder's employees, drivers or agents, arising out of the ownership, maintenance, use or operation of any Vehicle or substitute vehicle, except to the extent due to Customer's negligence.

        B.      Physical Damage Responsibility:

                The party designated on Schedule A will pay for loss or damages to any Vehicle or substitute vehicle subject to the following:

                1) The party designated on Schedule A will be responsible for and pay for all loss (including theft) or damage to any Vehicle or substitute vehicle, including related expenses arising from any cause and regardless of how or where, including either party's premises, the loss or damage occurred, except to the extent due to the other party's negligence. Each party will be responsible and pay for all loss (including theft) or damage to any Vehicle or substitute vehicle to the extent due to such party's negligence.

                2) Customer agrees to furnish Ryder with evidence of physical damage insurance coverage reasonably acceptable to Ryder with Ryder listed as a named insured or endorsed as a loss payee.

        C.      Notice of Accident

                Customer agrees to promptly notify Ryder of any accident, collision, loss (including theft), or damage involving a Vehicle or substitute vehicle; to cause the driver to make detailed report in person at Ryder's office as soon as practicable; and to render all other assistance reasonably requested by Ryder and the insurer in the investigation, defense, or prosecution of any claims or suits.

        D.      Cargo Insurance Responsibility

                1. Customer agrees to release, indemnify and otherwise hold Ryder harmless from and against all liability for loss or damage to any goods or other property in or carried on any Vehicle or substitute vehicle whether such loss or damage occurs in a Ryder facility or elsewhere and whether such loss or damage is caused by the negligence of Ryder.

                2. Customer agrees to reimburse Ryder for loss of any tools, tarpaulins, spare tires, or other similar equipment furnished by Ryder, except to the extent that such loss or damage is caused by the negligence of Ryder.

        E.      Vehicle Theft or Destruction

                If a Vehicle is lost or stolen and remains so for thirty (30) days after Ryder has been notified, the lease as to such Vehicle will then terminate provided all charges for the Vehicle have been paid to that date and provided any amounts due Ryder pursuant to paragraph 11B have been paid. Ryder will not be obligated to provide a substitute vehicle during this thirty (30) day period. If a Vehicle is, in Ryder's reasonable opinion damaged beyond repair, Ryder or Customer will notify each other within (48) forty eight hours after either party has been advised of the loss. Upon receipt of authorized insurance carrier's notice that the Vehicle has been damaged beyond repair, with respect to the inoperable Vehicle, Customer shall only be responsible for fixed charges incurred by Ryder, including but not limited to depreciation, interest and legalization costs. Provided all charges for the Vehicle have been paid to the date of destruction and provided any amounts due Ryder pursuant to Paragraph 11B hereof have been paid, the lease as to such Vehicle will then terminate.

12.     TERMINATION:

        A. Either party may terminate the lease of any Vehicle prior to expiration of its term at any time after the first anniversary date as indicated on the Schedule A by giving to the other party at least sixty (60) days prior written notice.

[Confidential Treatment requested by ProSource, Inc.] If termination is effected by Ryder, Customer will have the right, but not the obligation, to purchase in accordance with Paragraph 12D any or all Vehicles with respect to which termination notice has been given on the termination date(s). If termination is effected by Customer, Customer will at Ryder's option purchase in accordance with Paragraph 12D any or all Vehicles with respect to which termination notice has been given on the termination date(s); subject, however, to any contrary conditions stated on the applicable Schedule A.

        B. If Customer or Ryder becomes insolvent, files a voluntary petition in bankruptcy, makes an assignment for the benefit of creditors, is adjudicated a bankrupt, permits a receiver to be appointed for its business, or permits or suffers a material disposition of its assets, the lease of Vehicles will terminate at the other party's option. Upon termination by Ryder, Ryder may at its option demand that Customer purchase the Vehicle(s) within ten (10) days in accordance with Paragraph 12D. Upon termination by Customer, Customer may at its option purchase the Vehicle in accordance with Paragraph 12D.

        C.      Breach or Default

                1) If Customer breaches or is in default of any provision of this Agreement and that breach or default is not cured within ten (10) days after written notice has been mailed to Customer for the nonpayment of any money due, and thirty (30) days after written notice has been mailed to Customer, for any other breach or default, Ryder may immediately, without further notice or demand, take possession of the Vehicles. In such event, Ryder will be entitled to enter upon any premises where the Vehicles may be and remove them and refuse to redeliver them to the Customer until such breach or default is cured without any of such actions being deemed an act of termination and without prejudice to the other remedies Ryder may have under this Agreement and at law. Customer will continue to be liable for all charges accruing during the period the Vehicles are retained by Ryder.

                2) In the event Ryder takes possession of any Vehicle and there is any property in or upon the Vehicle which belongs to or is in the custody or control of Customer, Ryder may take possession of such items and either hold them for Customer until Customer claims them or place them in public storage for Customer at Customer's expense.

                3) If Customer's breach or default continues for ten (10) days after written notice has been mailed to Customer for the non-payment of any money due, or thirty (30) days after written notice has been mailed to Customer for any other breach or default, Ryder may terminate this Agreement. Upon termination, Ryder may demand that Customer purchase within ten (10) days of termination any or all Vehicles in accordance with Paragraph 12D without prejudice to other remedies Ryder may have under this Agreement and at law.

        D. In the event Customer (pursuant to Paragraph 12A or 12B) decides or is required to purchase any Vehicle, or should Ryder (pursuant to Paragraph 12C) demand of Customer that it purchase any Vehicle, Customer agrees to purchase each such Vehicle for cash within the time provided for in this Agreement for its Original Value as shown on Schedule A, less the total depreciation which accrued for such Vehicle in accordance with Schedule A. Additionally, Customer agrees to pay Ryder for the amount of any unreimbursed, unexpired licenses, applicable taxes, including personal property taxes and Federal Heavy Vehicle Use Taxes and other prepaid expenses previously paid by Ryder for the Vehicle pro-rated to the date of sale and will be responsible for any sales or use tax arising from the purchase. Customer will have no obligation or right to purchase any Vehicle as to which the term on Schedule A has expired. Ryder agrees that for all such Vehicles purchased, all necessary preventive maintenance and repair services will have been performed in accordance with Ryder's preventive maintenance program and the terms of the Agreement, and that legible copies of all "Hard Cards" will be provided.

13.     DOMICILE CHANGES:

        Customer shall have the right at any time to change the domicile location or to transfer any of the Vehicles listed on a Schedule A of this Agreement to another of Ryder's maintenance locations in proximity to the Customer's Vehicle domicile. Notice of the change in domicile location shall be in writing to Ryder no less than thirty (30) days prior to the domicile change and without the need, other than the notice, for the execution of a formal amendment other than by notation of the change of the domicile location and any change of the charges for Vehicle (to be mutually determined by Ryder and Customer), on the respective Schedule A, or, if necessary, the signing of an additional Schedule A. The domicile location change shall presume, without exception by Ryder, that the Vehicles meet the minimum standards of acceptability without the need of an inspection or evaluation.

14.     ASSIGNMENT, NOTICES, PARAGRAPH HEADINGS, GENERAL PROVISIONS:

        This Agreement shall be binding on the parties hereto, their successors, legal representatives and assigns. Neither party shall have the right to assign this Agreement or any interest therein without the prior written consent of the other party, which consent shall not unreasonably be withheld. All notices provided for herein shall be in writing and mailed to Ryder and/or Customer as required at the respective addresses designated in writing by either party.

        AS TO RYDER:            Ryder Truck Rental, Inc.
                                3600 N.W. 82nd Ave.
                                Miami, Florida 33166
                                Attn: President, Commercial Leasing Services


        AS TO CUSTOMER:         ProSource Services Corporation
                                550 Biltmore Way, 10th floor
                                Coral Gables, Florida 33134
                                Attn: Vice President, Operations Support

        This Agreement shall not be binding upon either party until executed by a duly authorized representative, and shall constitute the entire agreement and understanding between the parties, concerning the Vehicles serviced and maintained hereunder, notwithstanding any previous writings or oral undertakings, and its terms shall not hereafter be construed as altered an any oral agreement. Any alterations, additions, or modifications of the terms of this Agreement shall be accomplished only by written endorsement executed by both parties. Paragraph headings in this Agreement do not constitute any part of this Agreement and shall not be considered in the interpretation of this Agreement. As of the date hereof, all vehicles leased by Ryder under any Truck Lease and Service Agreement or other vehicle lease agreement between Ryder and Customer and the related Schedules A, including, but not limited to, the Truck Lease and Service Agreement between Ryder and Customer dated as of January 1, 1993 and the Truck Lease and Service Agreement and applicable Schedules A originally between Ryder and The Martin Brower Company dated September 9, 1971, which were partially assigned to Customer pursuant to an Assignment Agreement dated as of February 28, 1995 (collectively as "Other Truck Lease and Service Agreements), are hereby transferred to, incorporated within, made subject to, and exclusively governed by this Agreement. The terms of this Agreement will supersede any Other Truck Lease and Service Agreements.

15.     ATTORNEY'S FEES AND COSTS:

        In the event of litigation involving this Agreement, reasonable attorneys' fees and court costs incurred (including appellate court fees and cost, if any) to enforce the provisions of this Agreement shall be awarded to the prevailing party.

16.     GOVERNING LAW AND FORUM:

        A. This agreement shall become valid when executed by the last party. The parties agree that this Agreement shall be deemed to be made and entered into in the State of Florida and shall be governed and construed under and in accordance with the laws of the State of Florida.

        B. The parties agree that the U.S. District Court for the southern District of Florida, or if such court lacks jurisdiction, the Eleventh Judicial Circuit (or its successors) in and for Dade County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any controversy arising directly or indirectly, in connection with this Agreement, and the parties further agree that in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction of these courts.

17.     NON-WAIVER:

        The failure of either party to exercise any right or option provided under this Agreement or the failure of either party to insist upon strict compliance with the terms of this Agreement, shall not constitute a waiver of any terms and conditions of this Agreement with respect to any other or subsequent breach of either party's rights at any time thereafter to require strict compliance with the terms and conditions of this Agreement.

18. LIMITATIONS OF LIABILITIES:

        Neither party shall be liable to the other for lost profits or indirect, incidental or consequential damages which are a result of its failure to delay in its performance.

19. FORCE MAJEURE:

        Both parties' obligations under this Agreement shall be suspended to the extent performance of such obligations are prevented by a national emergency, wars, hurricanes, riots, fires, federal, state, or local laws, rules, regulations, shortages (local or national), or fuel allocations program, or other cause beyond such party's control whether existing now or hereafter. In the event that Ryder is involved in a labor dispute, or is otherwise unable to perform its maintenance obligations, Ryder shall provide the maintenance of any and all Vehicles at alternative site(s) which are within reasonable proximity to the site(s) at which maintenance for the particular Vehicle would ordinarily be performed; provided, however, that in the event Ryder is unable to provide the maintenance required pursuant to this Agreement, Customer's obligation to pay shall be pro-rated accordingly, based on the extent of the services not performed.


RYDER TRUCK RENTAL, INC.                   PROSOURCE SERVICES CORPORATION
("Ryder")                                  ("Customer")

By: /s/ D. D. Denny                        By: /s/ John P. Gainor
    ------------------------                   ----------------------------

Name   Dwight D. Denny                     Name   John P. Gainor
     -----------------------                    ---------------------------

Title  President - CL&S                    Title  Vice President Operations
      ----------------------                     --------------------------

Date   May 25, 1995                        Date   June 3, 1995
     -----------------------                    ---------------------------

[RYDER LOGO]
                                               SCHEDULE NO. ____________________

                                               PAGE ____________ of ____________

                                               LEASE DATED _____________________

                                    FORM OF
                SCHEDULE A TO TRUCK LEASE AND SERVICE AGREEMENT

between Ryder Truck Rental, Inc. (Ryder) and _______________________ (CUSTOMER)

LOCATION NAME _____________________________

--------------------------------------------------------------------
                                       VEHICLE DESCRIPTION
                            ----------------------------------------
VEHICLE    DATE OF   TERM
                      IN    YR & MAKE   MODEL & TYPE   SERIAL NUMBER
  NO.     DELIVERY    YRS

  (1)        (2)      (3)      (4)           (5)            (6)
--------------------------------------------------------------------





--------------------------------------------------------------------

-------------------------------------------------------------------------
 MAX. GCW               DEPREC.                FIXED              REFRIG.
GVW/ and/or  ORIGINAL   -------   ESTIMATED   CHARGE    MILEAGE    MAINT.
 LICENSED                MONTH      ANNUAL      PER      RATE       RATE
  WEIGHT       VALUE    AMOUNT      MILES      MONTH   PER MILE     PER
                                                                    HOUR
    (7)         (8)       (9)        (10)       (11)     (12)       (13)
-------------------------------------------------------------------------




------------------------------------------------------------------------

 1. It is agreed that the Original Value, Monthly Depreciation and Fixed Charges per month are based upon manufacturer's quoted price as of the date of execution by Customer of this Schedule A. In the event manufacturer's quoted prices increase prior to the Date of Delivery of the Vehicle(s), Customer agrees that for each $50 increase in price (or fraction thereof), the following shall be increased accordingly:


        ORIGINAL VALUE     MONTHLY DEPRECIATION     FIXED CHARGE PER MONTH
        ---------------    --------------------     ----------------------
            $50.00                  $                         $

    The amounts in columns 8, 9 and 11 of this Schedule A will be adjusted on Date of Delivery.

 2. Liability Insurance                            Limits:       Check only one block and complete the appropriate blank(s)
                                                                 ----------------------------------------------------------
 Responsibility       [  ] Ryder   [  ] Customer                 [  ] Combined Single Limits          $________ per occurrence
                                                                 [  ] Bodily Injury                   $________ per person
                                                                      Bodily Injury                   $________ per occurrence

   Liability
   Deductible:        $________            per occurrence. If liability deductible option is selected (when Ryder extends Liability
                                           Insurance) Customer agrees that Ryder shall have the sole right to conduct accident investigation and administer claims handling and settlements and Customer shall adhere to and accept Ryder's conclusions and decisions.

 3. Physical Damage Responsibility by:     Ryder [  ] $________ deductible   Customer [  ]
                                                                             Property Damage              $________ per occurrence




 4. Fuel provided by: [  ] Ryder [  ] Customer



 5. Domicile of the Vehicle(s) by city: _______-________________________________



 6. Service and maintenance location of Vehicles listed on this schedule: ______



 7.The base index of             _________ will be used to compute the Revised Consumer Price Index for Urban Wage Earners
   1967 base period.             and Clerical Workers.

                                                                      Personal Property Tax ________

 8. Allowances/year:             License Fee   __________     Federal Heavy Vehicle Use Tax ________

                                 Fuel/Road/Mile permit charges totaling  $________ for each Vehicle listed on the Schedule shall be included in Customer's Fixed Rental Charge for the states of: ______________________
                                 _____________________________________________________________________________________________
                                 _____________________________________________________________________________________________

                                 If Ryder's total cost for fuel permits in these states in any calendar year is more or less than the amount included in Customer's Fixed Rental Charge, Customer shall pay the additional amount or receive a credit from Ryder accordingly. Charges incurred by Ryder for fuel permits in states not listed shall be billed to Customer in addition as incurred.



 9. Original identification cost: $________________. If this amount varies by $50.00 or more in price over the original estimated cost, the original value, monthly depreciation and fixed charge per month will be adjusted as indicated in (1) above.



10. Washing provided by:    ________________________________ Power Unit
                                   (Ryder/Customer)

                            ___________ Trailers ____________________ times
                                                                       per year.



11. Estimated Annual Mileage: If the Estimated Annual Mileage (Column 10), of this Schedule A in any year beginning on the Date of Delivery of the Vehicle(s) is (i) under 125,000 miles and is exceeded by 20% or (ii) 125,000 miles or over and is exceeded by 10%, the parties will negotiate in good faith a one time charge to the Fixed Charge Per Month (Column 11), Depreciation Month Amount (Column 9) and the Term (Column 3) for each Vehicle affected.












12. Trailer Mileage: The Fixed Charge Per Month is based on the assumption that each Vehicle will be operated for ____________________miles per twelve (12) month calendar period ("Obligation Period"). If the number of miles actually operated during the Obligation Period exceed the Rated Mileage, the Customer agrees to promptly pay the Mileage Rate set forth on the Schedule A per mile multiplied by the number of miles in excess of the Rated Mileage. Ryder agrees to invoice Customer for any excess amount due at the end of each Obligation Period and Customer will pay this amount in accordance with Paragraph 8A of the Agreement. Customer will not be entitled to any credit or carry forward if the number of miles actually operated during the Obligation Period is less than the Rated Mileage.



This schedule A is a part of the Truck Lease and Service Agreement between the parties hereto.





RYDER TRUCK RENTAL, INC.                   __________________________________
                                                       (CUSTOMER)

By           ____________________         By         ________________________


Name/Title   ____________________         Name/Title _________________________

Date         ____________________         Date       _________________________

Witness      ____________________         Witness    __________________________